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                                                                   EXHIBIT 23.2


                      [KPMG PEAT MARWICK LLP LETTERHEAD]




                             ACCOUNTANTS' CONSENT


The Board of Directors
RFS, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 333-03307) on Form S-3 and the Registration Statement (No. 333-19411) on Form S-8 of RFS Hotel Investors, Inc. of our report dated January 20, 1997, relating to the consolidated balance sheet of RFS, Inc. and subsidiary as of December 31, 1996, and the related consolidated statement of operations, stockholder's equity, and cash flows for the year ended December 31, 1996, which report is included in the 1996 annual report on Form 10-K of RFS Hotel Investors, Inc.

                                                KPMG Peat Marwick LLP

Memphis, Tennessee
March 26, 1997